FORM 8-K

                        SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 1997

                              CHANCELLOR CORPORATION
              (Exact Name of Registrant as specified in its charter)

Massachusetts               0-11663                  04-2626079
(State or other             (Commission              (IRS Employer
 jurisdiction of             File Number)             Identification No.)
 incorporation)

745 Atlantic Avenue, Boston, Massachusetts           02111
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (617) 728-8500

                                         N/A
(Former name or former address, if changed since last report)

Item 5.      Other Events.

             On March 26, 1997, the Registrant issued a press release reporting its Restructuring & Revitalization Program.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (c)  Exhibits

                  1.  Press release dated March 26, 1997.

                                  SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHANCELLOR CORPORATION



                                           By: /s/ John J. Powell
                                               John J. Powell
                                               President and Chief Executive
                                                Officer

CHANCELLOR CORPORATION
745 Atlantic Avenue
Boston, MA 02111


For Immediate Release


Chancellor Corporation Announces Restructuring & Revitalization Program
                             (NASDAQ: CHLR)

Boston, MA, March 26, 1997--Chancellor Corporation (NASDAQ) announces today a sweeping restucturing and revitalization program designed to rekindle growth in the Company. During December 1996 and January 1997, the majority of the board of directors and the entire senior management of the Company was removed and/or resigned after eight years of dismal operational and financial performance ("the Decline Period"). The Company, under the direction of new Chairman and majority shareholder Brian M. Adley, has added seasoned professionals to its board of directors, each of whom are experienced in leasing or financial services.

An investigation into the operations of the Company is currently being conducted. The initial findings of the investigation have resulted in the Company's restructuring, the development of a transition plan, and the retention of a new accounting firm, consultants, and legal counsel.

As of December 31, 1996 the restructuring/transition included: 1.) The wholesale elimination of the "old guard" management team and the installation of new leadership. 2.) A more conservative accounting presentation of various corporate assets. 3.) Costs associated with a purported severance package approved by former directors Dayton and Killilea for former CEO Stephen
Morison of $245,000. 4.) Professional fees, inclusive of legal and other charges. 5.) Installation of a new Management Information System, and 6.) Sale of certain unprofitable or ancillary business units.

Inclusive of the operating losses and restructuring charges, the Company anticipates 1996 to result in a net loss of approximately $11 Million.

The investigation into the prior board and management's operation of the Company also resulted in the filing of a multimillion dollar lawsuit against certain former officers and board members, including former President, CEO and Vice Chairman Stephen Morison, former Chairman Bruce Dayton, former Director Thomas Killilea, and former clerk and in-house general counsel David Parr. The allegations include mismanagement, waste of corporate assets, gross negligence, unlawful self-dealing, breaches of fiduciary duties, and unjust enrichment.

The Company is pleased to announce the restructuring in its core management led by new President and Chief Executive Officer John J. Powell. Mr. Powell comes to Chancellor Corporation with over 25 years of leasing industry experience, including positions as President of Computer Finance at ITEL Corporation, and as President and founder of EBEC Financial Corporation, both of San Francisco, California.

Commenting on the changes at Chancellor, John Powell stated: "The difficult task of downsizing is behind us and now we can begin the process to grow and expand our business units on a proftiable basis and create shareholder value as we move forward."

Based in Boston, Chancellor Corporation acquires new and previously owned tractor, trailer and material handling equipment for lease or sale to end-users. The Company also has an extensive equipment remarketing program that originates leases and remarkets off lease equipment worldwide. Chancellor Corporation's shares are traded on NASDAQ under the symbol CHLR.

                                  -30-

Contact:     Steven G. Marlow              Peter J. Mullen
             Investor Relations Officer    Associate Investor Relations
                                            Officer
             CHLRird@aol.com               CHLRird2@aol.com
             Tel: (617) 728-8500           Tel: (617) 728-8516, or
                                           (617) 631-2645
             Fax: (617) 728-8550           Fax:  (617) 631-6526

             Internet URL: http://www.chancellorfleet.com